Exhibit 10.17

PLAIN ENGLISH INTELLECTUAL PROPERTY SECURITY AGREEMENT

This is a Plain English Intellectual Property Security Agreement dated as of May 13, 2013 by and between TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company and VIOLIN MEMORY, INC., a Delaware corporation.

The words “We”, “Us”, or “Our”, refer to the grantee, which is TriplePoint Capital LLC. The words “You” or “Your” refers to the grantor, which is VIOLIN MEMORY, INC., and not any individual. The words “the Parties” refers to both TRIPLEPOINT CAPITAL LLC and VIOLIN MEMORY, INC.

The Parties have entered into a Plain English Growth Capital Loan and Security Agreement dated as of May 13, 2013 (together with amendments, supplements, extensions and exhibits, collectively the “Loan Agreement”). Pursuant to the Loan Agreement, You have granted to Us a lien on and a security interest in all the present and future rights, title, and interest that You may now have or hereafter acquire in all Patents, Trademarks, Copyrights, and applications for Patents, Trademarks and Copyrights.

In consideration for the mutual covenants and agreements contained in the Loan Agreement and this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. GRANT OF SECURITY INTEREST

You grant to Us a lien upon and continuing security interest in all of Your right, title, and interest in, to and under all of the following (all of the following items of property collectively will be referred to as the “Intellectual Property Collateral”), whether now existing or hereafter arising or acquired:

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all Patents, Patent Licenses, and Patent applications, including specifically those issued Patents and Patent applications listed on the attached Schedule A, together with any reissues, divisions, continuations, renewals, extensions and continuations thereof;

•

all Trademarks, Trademark Licenses, and Trademark applications, including specifically those Trademark registrations and Trademark applications listed on the attached Schedule B together with any renewals thereof;

•	all Copyrights, Copyright Licenses, and applications for Copyrights, including specifically those registered Copyrights and applications for Copyright registration listed on the attached Schedule C;

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the right to sue for past, present and future infringements of the foregoing and all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof; and

•	all Proceeds.

You represent and warrant to Us that Schedules A, B, and C attached hereto set forth any and all Patents, Trademarks and Copyrights in connection to which You have registered or filed an application for registration with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

2. LOAN AGREEMENT

This security interest is granted to secure the Secured Obligations, under the Loan Agreement. All the capitalized terms used but not otherwise defined are used in this Agreement with the same meaning as defined in the Loan Agreement.

3. OUR RIGHT TO SUE

From and after an Event of Default, subject to the terms of the Loan Agreement, We shall have the right, but shall in no way be obligated, to bring suit in Our own name to enforce Your rights in the Intellectual Property Collateral. If We commence any such suit, You shall, at Our request, do all lawful acts and execute and deliver all proper documents or information that may be necessary or desirable to aid Us in such enforcement. You shall promptly, upon demand, reimburse and indemnify Us for all of Our costs and expenses, including reasonable attorney’s fees, related to Our exercise of the above mentioned rights.

4. FURTHER ASSURANCES

You will from time to time execute, deliver and file, alone or with Us, any security agreements, or other documents to perfect and give priority to Our lien on the Intellectual Property Collateral. You will from time to time obtain any instruments or documents as We may request, and take all further action that may be reasonably necessary or desirable, or that We may reasonably request, to carry out more effectively the provisions and purposes of this Agreement or any other related agreements or to confirm, perfect, preserve and protect the liens granted to Us.

5. MODIFICATION

This Agreement can only be altered, amended or modified in a writing signed by the Parties. Notwithstanding the foregoing however, You hereby agree that We may modify this Agreement without first obtaining Your approval of or signature to such modification by amending Schedules A, B, and C to this Agreement, as appropriate, solely to the extent necessary to include an accurate and correct reference to any right, title or interest in any Intellectual Property Collateral acquired by You before or after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property Collateral in which You no longer have or claim to have any right, title or interest, which amendment shall become effective upon delivery to You of a written copy of such modified Schedule. We may exercise such right only until all of the Secured Obligations have been fully repaid and performed and Our obligation to provide credit extensions to You is terminated.

6. BINDING EFFECT; REMEDIES NOT EXCLUSIVE

This Agreement shall be binding upon You and Your respective successors and assigns, and shall inure to the benefit of Us, and Our nominees and assigns.

Our rights and remedies with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Us as a matter of law or equity. Each of Our rights, powers and remedies provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Us of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Us, of any or all other rights, powers or remedies.

7. GOVERNING LAW; COUNTERPARTS

This Agreement shall be deemed made and accepted in and shall be governed by and construed in accordance with the laws of the State of California, and (where applicable) the laws of the United States of America.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

(Signature Page to Follow)

IN WITNESS WHEREOF, You have duly executed this Agreement as of the date first set forth above.

You:	VIOLIN MEMORY, INC.
Signature:	/s/ Donald Basile
Print Name:	Donald Basile
Title:	President and CEO

[SIGNATURE PAGE TO PLAIN ENGLISH INTELLECTUAL PROPERTY SECURITY AGREEMENT]

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